EXHIBIT 23.2 -- CONSENT OF ACCOUNTANTS


                             Henry Schiffer, C.P.A.
                           An Accountancy Corporation
                            315 South Beverly Drive
                                    Suite 211
                            Beverly Hills, CA 90212


April 13, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  FoneFriend, Inc.- Form SB-2

Dear Sir / Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated July 8, 2003, in FoneFriend's audited financial statements for the period ended March 31, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,


/S/  Henry Schiffer
-------------------
Henry Schiffer, CPA
An Accountancy Corporation
Beverly Hills, California